Exhibit 99.1

INCOME FUND
EIGHT A L.P.
ANNUAL REPORT
2005

ICON Income Fund Eight A L.P.
- 2005 Annual Portfolio Overview -

Dear Partner of ICON Income Fund Eight A L.P.:
 ICON Income Fund Eight A L.P. (“Eight A”) raised $75,000,000 commencing with its initial offering on September 23, 1998 through the closing of the offering on May 17, 2000. As of December 31, 2005, Eight A had 736,882 partnership units outstanding and no additional partners have been admitted.
 During the fall of 2005, Eight A entered its Liquidation Period where the assets of the partnership will be sold in the gradual, orderly course of operations. The leased equipment in Eight A’s portfolio is subject to two types of leases: (i) growth leases, where the rental cash flows have been assigned or pledged to a lender, and (ii) income leases, where the fund retains the rental cash flows. While income leases produce monthly cash flows, growth leases permit Eight A to retain an interest in the future value of the equipment. Eight A’s General Partner, ICON Capital Corp. (the “General Partner”), expects that the future value of the equipment in growth leases will be greater than Eight A’s initial cash investment.
 Cash generated from these investments has facilitated Eight A’s distributions to investors. The availability of cash used for distributions to partners depends on the requirements for expenses and reserves.
News covering the reporting period
• BP p.l.c. (“BP”) announced the beginning of gas production and exportation from the Rhum field, the UK’s largest undeveloped gas discovery. BP expects that the Rhum development to access recoverable reserves of 800 billion cubic feet of gas. (Source: BP press release, dated December 20, 2005)
• FedEx Express, a subsidiary of FedEx Corp. (“FedEx”), announced a 3.5 percent increase in the net average shipping costs for FedEx Express. The rate adjustments will allow FedEx Express to continue to improve service levels and expand its network. (Source: FedEx press release, dated December 2, 2005)
Neither Eight A nor the General Partner accepts any responsibility for, or assumes any liability for, any duty to update or reliance upon the contents, accuracy, completeness, usefulness or timeliness of any of the information contained under the heading “News covering the reporting period.”
Acquisitions during the reporting period:
• On November 17, 2005, Eight A, along with other affiliates, agreed to purchase state-of-the-art telecommunications equipment from various vendors. The equipment will be subject to a forty-eight month lease with Global Crossing Telecommunications, Inc., an Internet protocol based telecommunications provider. Eight A purchased its 12% interest in the equipment for approximately $2,000,000. As of December 31, 2005, the purchase price was held in escrow pending purchase of the equipment.

• On December 16, 2005, Eight A entered into an agreement for the purchase of manufacturing equipment, which will be subject to a thirty-six month lease with an affiliate of PlayCore Holdings, Inc., the guarantor of the transaction. The equipment is used in the manufacture of playground equipment and backyard products for consumer and commercial markets such as municipalities, parks, recreation departments, schools and other institutions. The cost of the equipment is approximately $4,000,000.
• On December 28, 2005, we purchased from ICON Cash Flow Partners, L.P., Series E aircraft parts (“rotables”) with a fair value of approximately $133,000. Fair value was determined based upon the present value of recent sales offers from unrelated third parties.
Portfolio Overview
 Eight A’s leased equipment portfolio is comprised of investments made both directly and indirectly through joint ventures with its affiliates. Presently, Eight A’s portfolio consists primarily of:
Income leases
• Office fixtures, furniture and telephone systems subject to finance lease with Regus. Eight A purchased the equipment for approximately $4.8 million in cash. In March 2003, the lease was restructured as part of a bankruptcy settlement. The lease was extended for an additional 48 months at a reduced rental rate.

Growth leases

• A 90% interest in one McDonnell Douglas DC-10-30 aircraft (N318FE) on lease to FedEx. Eight A’s interest in the aircraft was purchased for $18,999,000, of which $3,783,000 was paid in cash. The lease expires in March 2007. During 2005, Eight A recorded an impairment of $3,586,000 on the aircraft.
• A tugboat (M/V Michigan) and oil barge (Great Lakes) chartered to Keystone Great Lakes until January 2008. The charter is guaranteed by BP. These vessels were purchased for approximately $12,923,000, of which approximately $5,628,000 was paid in cash.
Unguaranteed Residual Interests
• A $1,997,000 cash investment in an unguaranteed residual interest in an off-shore oil drilling rig.
Terminated Leases
• In July, Eight A sold two Boeing 737-200 aircraft (N189AW and N138AW) previously leased to America West Airlines, Inc. (“America West”). Eight A initially acquired the aircraft for approximately $3,010,000 in cash. Both aircraft were subject to separate leases that were scheduled to expire in December 2005. The leases had approximately $630,000 of remaining payments due through lease expiry and associated return costs of $2,380,000. America West prepaid these lease obligations and Eight A sold the aircraft to a third party for $1,000,000. The prepaid lease amounts and sale proceeds were used to repay the outstanding indebtedness. Prior to the sale of the aircraft, Eight A already recognized an impairment loss of $685,000. However, Eight A received approximately $1,660,000 from the sale of two convertible notes that were held as additional collateral on the repaid debt.

• Eight A, along with other affiliates had ownership interests in ICON/ Boardman Facility LLC (“ICON BF”). ICON BF owned a coal handling facility on lease with Portland General Electric (“PGE”), a utility company in Portland, Oregon.

The General Partner entered into a Memorandum of Agreement with PGE to sell the coal handling facility effective May 27, 2005. The sales price was approximately $21,250,000. In connection with the sale, ICON BF repaid the remaining outstanding balance of the non-recourse debt of approximately $7,650,000, netting approximately $13,600,000 in cash. ICON BF realized a gain from this transaction of approximately $4,834,000 and subsequently paid Eight A approximately $4,766,000 for its 99.4975% interest.
 Additionally in accordance with Eight A’s earlier agreement with another affiliate relating to its acquisition of its other affiliate’s 0.5025% ownership interest in ICON BF, Eight A paid its affiliate approximately $3,000 based upon the difference between the estimated sales price used to calculate the fair value of ICON BF at the time and the actual sales price of this facility.
• Eight A had a 100% ownership interest in modular furniture on lease to Varilease Corporation as lessor and E*Trade Corporation as lessee. During November 2004, we were notified of the lessee’s intent to exercise its fair market value purchase option. The lease expired during February 2005 and Varilease Corporation purchased the equipment for $252,137 in cash. We received the cash in February 2005, resulting in a gain of $62,518.
Off-lease equipment
• Airbus A310-200 aircraft rotables formerly leased to Sabena Belgian World Airways, Sabena Oman and Sabena MEA. Eight A purchased the rotables for $133,000 in cash. All rotables are currently off lease and are actively being remarketed.
10% Status Report
 As of the end of the reporting period, two assets individually constituted at least 10% of the aggregate purchase price of Eight A’s asset portfolio: (1) FedEx N318FE; and (2) M/ V Michigan and Great Lakes. Each of these assets is expected to remain on lease during the next fiscal year and, as of December 30, 2005, each lessee had three and five semi-annual payments remaining, respectively.
 N318FE was manufactured in 1979. To the best of the General Partner’s knowledge, the aircraft retains an Airworthiness Certificate and is maintained in accordance with the rules and regulations of the aviation authority as required under its lease. M/V Michigan and Great Lakes were both built in 1982. To the best of the General Partner’s knowledge, both vessels remain seaworthy, maintained in good commercial marine standards and in accordance with the laws and regulation of the U.S.C.G. as required under each charter.

Distribution Analysis
 During the reporting period, Eight A continued to make monthly distributions at a rate of 5.375% per annum. Cash for distributions was generated substantially through cash from operations and the sale of equipment. During 2005, Eight A paid $3,976,340 in distributions to its limited partners. Based on an investment made at the inception of the offering period, Eight A has made eighty-seven distributions representing, in the aggregate, a return of approximately 63% of each investor’s initial investment. As of December 31, 2005, a $10,000 investment made at the initial closing would have received $6,367 in cumulative distributions.
Fund Summary

Offering Period	9/23/1998-5/17/2000
Size of offering	$75,000,000
Original No. of Investors	2,906
Outlook and Overview
 Regus is the next lease scheduled to expire, which lease expires in February 2007.
 As of December 31, 2005, Eight A had $1,419,446 in cash and cash equivalents on hand. Substantially all of Eight A’s cash flows are derived from income leases and residual realizations. On a monthly basis, Eight A deducts from such cash flows recurring operating expenses and assesses cash flows required for known re-leasing costs and equipment management costs. The remaining cash flows are then available for monthly distribution to investors.

ICON Income Fund Eight A L.P.
(A Delaware Limited Partnership)
Consolidated Balance Sheets
December 31,
ASSETS

	2005	2004

Cash and cash equivalents	$1,419,446	$718,195

Investments in finance leases:

Minimum rents receivable	5,696,391	5,142,302
Estimated unguaranteed residual values	200,000	16,589,619
Initial direct costs, net	138,816	97,999
Unearned income	(1,095,644)	(1,318,548)
Allowance for doubtful accounts	-	(125,842)

Net investments in finance leases	4,939,563	20,385,530

Investments in operating leases:

Equipment, at cost	26,521,700	37,873,680
Accumulated depreciation	(11,412,469)	(7,752,404)

Net investments in operating leases	15,109,231	30,121,276

Equipment held for sale or lease, net	323,001	1,621,154
Investments in joint ventures	4,004,228	2,068,166
Convertible notes, at fair value (cost $0)	-	625,000
Other assets, net	805,465	378,875

Total assets	$26,600,934	$55,918,196

LIABILITIES AND PARTNERS’ EQUITY

Notes and accrued interest payable – non-recourse	$12,701,548	$33,646,477
Notes payable - recourse	-	4,625,000
Accounts payable and accrued expenses	376,301	818
Due to General Partner and affiliates	253,662	73,682
Deferred rental income	-	540,114
Minority interest	109,682	424,127

Total liabilities	$13,441,193	$39,310,218

Commitments and contingencies

Partners’ equity:
General Partner	$(517,128)	$(489,833)
Limited Partners (736,882 and 739,515 units outstanding, $100 per unit original issue price)	13,676,869	16,472,811
Accumulated other comprehensive income	-	625,000

Total partners’ equity	13,159,741	16,607,978

Total liabilities and partners’ equity	$26,600,934	$55,918,196

ICON Income Fund Eight A L.P.
(A Delaware Limited Partnership)
Consolidated Statements of Operations
Years Ended December 31,

	2005	2004	2003

Revenue:

Rental income	$8,199,521	$4,853,982	$4,242,768
Finance income	994,090	2,331,181	2,924,694
Income (loss) from investments in joint ventures	12,817	120,762	(53,618)
Net gain on sales of equipment and residual values	4,886,943	124,206	1,292,515
Net gain (loss) on lease termination	630,000	(3,420)	(7,365,477)
Realized gain on sale of convertible notes	1,544,573	-	-
Interest and other income	220,684	151,720	398

Total revenue	16,488,628	7,578,431	1,041,280

Expenses:

Depreciation and amortization	7,574,950	4,592,730	3,684,425
Interest	1,383,131	1,955,361	3,389,986
General and administrative	328,397	271,914	834,950
Management fees - General Partner	508,938	538,159	737,943
Administrative expense reimbursements - General Partner	355,541	301,704	292,117
Impairment loss	5,422,609	3,529,480	-
Reversal of bad debt allowance	(125,842)	(102,879)	-
Minority interest	(246,137)	13,315	14,493

Total expenses	15,201,587	11,099,784	8,953,914

Net income (loss)	$1,287,041	$(3,521,353)	$(7,912,634)

Net income (loss) allocable to:
Limited Partners	$1,274,171	$(3,486,139)	$(7,833,508)
General Partner	12,870	(35,214)	(79,126)

	$1,287,041	$(3,521,353)	$(7,912,634)

Weighted average number of limited partnership units outstanding	738,991	739,966	742,719

Net income (loss) per weighted average limited partnership unit	$1.72	$(4.71)	$(10.55)

ICON Income Fund Eight A L.P.
(A Delaware Limited Partnership)
Statement of Changes in Partners’ Equity
Years Ended December 31, 2003, 2004 and 2005

					Accumulated
	Limited Partner			Other	Total
	Units	Limited	General	Comprehensive	Partners’
	Outstanding	Partners	Partner	Income	Equity

Balance, January 1, 2003	742,969	$37,935,639	$(274,260)	$-	$37,661,379
Limited partnership units redeemed	(661)	(42,576)	-	-	(42,576)

Cash distributions to partners	-	(6,040,214)	(61,012)	-	(6,101,226)

Net loss	-	(7,833,508)	(79,126)	-	(7,912,634)

Balance, December 31, 2003	742,308	24,019,341	(414,398)	-	23,604,943

Limited partnership units redeemed	(2,793)	(135,886)	-	-	(135,886)
Cash distributions to partners	-	(3,924,505)	(40,221)	-	(3,964,726)
Unrealized gain on valuation of convertible notes	-	-	-	625,000	625,000
Net loss	-	(3,486,139)	(35,214)	-	(3,521,353)

Balance, December 31, 2004	739,515	16,472,811	(489,833)	625,000	16,607,978

Limited partnership units redeemed	(2,633)	(93,773)	-	-	(93,773)
Cash distributions to partners	-	(3,976,340)	(40,165)	-	(4,016,505)
Realized gain on sale of convertible notes	-	-	-	(625,000)	(625,000)
Net income	-	1,274,171	12,870	-	1,287,041

Balance, December 31, 2005	736,882	$13,676,869	$(517,128)	$-	$13,159,741

ICON Income Fund Eight A L.P.
(A Delaware Limited Partnership)
Consolidated Statements of Cash Flows
Years Ended December 31,

	2005	2004	2003

Cash flows from operating activities:
Net income (loss)	$1,287,041	$(3,521,353)	$(7,912,634)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:

Rental income paid directly to lenders by lessees	(8,199,521)	(4,131,697)	(4,072,768)
Interest expense on non-recourse financing paid directly to lenders by lessees	1,245,414	1,542,589	2,867,181
Finance income paid directly to lenders by lessees	(994,090)	(2,331,181)	(2,488,027)
Net gain on sales of equipment and residual values	(4,886,943)	(124,206)	(1,292,515)
Realized gain on sale of convertible notes	(1,544,573)	-	-
Net (gain) loss on lease termination	(630,000)	3,420	7,365,477
(Income) loss from investments in joint ventures	(12,817)	(120,762)	53,618
Depreciation and amortization	7,574,950	4,592,730	3,684,425
Impairment loss	5,422,609	3,529,480	-
Reversal of bad debt allowance	(125,842)	(102,879)	-
Minority interest	(246,137)	13,315	14,493
Changes in operating assets and liabilities:
Collection of principal – non-financed receivables	796,897	747,763	302,374
Other assets	(1,220)	(68,695)	697,471
Due to General Partner and affiliates, net	(32,999)	157,299	(288,616)
Deferred rental income	-	(607,050)	-
Accounts payable and accrued expenses	350,913	(579,875)	(983,682)

Net cash provided by (used in) operating activities	3,682	(1,001,102)	(2,053,203)

Cash flows from investing activities:
Investment in equipment	(133,393)	(3,946,759)	-
Investment in finance leases	(4,040,000)	-	-
Proceeds from sales of equipment and unguaranteed residual values	25,143,779	1,399,561	3,379,672
Proceeds from lease termination	630,000	-	-
Proceeds from the sale of convertible notes	1,544,573	-	-
Loans and advances affiliates	-	(265,000)	-
Distributions to minority interest in joint ventures	(68,308)	(72,812)	-
Contributions made to joint ventures	(2,000,000)	(11,540)	-
Distributions received from joint ventures	16,001	649,661	339,151

Net cash provided by (used in) investing activities	21,092,652	(2,246,889)	3,718,823

Cash flows from financing activities:
Proceeds from note payable - non-recourse	-	11,193,368	3,684,718
Proceeds from note payable - recourse	775,000	6,015,000	2,625,000
Repayments of notes payable - non-recourse	(11,659,805)	(3,619,124)	(2,246,324)
Repayments of notes payable - recourse	(5,400,000)	(5,574,547)	(353,039)
Cash distributions to partners	(4,016,505)	(3,964,726)	(6,101,226)
Redemption of limited partner units	(93,773)	(135,886)	(42,576)

Net cash (used in) provided by financing activities	(20,395,083)	3,914,085	(2,433,447)

Net increase in cash and cash equivalents	701,251	666,094	(767,827)
Cash and cash equivalents, beginning of the year	718,195	52,101	819,928

Cash and cash equivalents, end of the year	$1,419,446	$718,195	$52,101

ICON Income Fund Eight A L.P.
(A Delaware Limited Partnership)
Consolidated Statements of Cash Flows
Years Ended December 31,

	2005	2004	2003

Supplemental disclosure of cash flow information:

Cash paid during the period for interest	$140,309	$412,872	$522,805

Supplemental disclosure of non-cash investing and financing activities:

Principal and interest paid directly to lenders by lessees	$10,527,945	$9,600,944	$7,375,749

Non-recourse debt acquired through majority ownership of a previously minority owned joint venture	$-	$15,216,101	$-

Investment in operating lease acquired through majority ownership of a previously minority owned joint venture	$-	$20,700,354	$-

Transfer of residual to investment in operating leases	$-	$8,034,770	$-

Joint venture interests acquired from affiliate in exchange for amounts owed	$-	$265,000	$-

Additional Required Disclosure
To fulfill our promises to you we are required to make the following disclosures when applicable:
A detailed financial report on SEC Form 10-Q or 10-K (whichever is applicable) is available to you. It is typically filed either 45 or 90 days after the end of a quarter or year, respectively. Usually this means a filing will occur on or around March 30, May 15, August 15, and November 15 of each year. It contains financial statements and detailed sources and uses of cash plus explanatory notes. You are always entitled to these reports. Please access them by:

•	Visiting www.iconsecurities.com

or

•	Visiting www.sec.gov

or

•	Writing us at: PO Box 192706, San Francisco, CA 94119-2706
We do not distribute these reports to you directly in order to keep the Partnership’s costs down as mailing this report to all investors is expensive. Nevertheless the reports are immediately available on your request.

Transactions with Related Parties
 In accordance with the terms of the Management Agreement, Eight A pays the General Partner (i) management fees ranging from 1% to 7% based on a percentage of the rental payments received either directly by Eight A or through joint ventures and (ii) acquisition fees of 3% calculated based on the gross value of the transactions. In addition, the General Partner is reimbursed for administrative expenses incurred by it in connection with Eight A’s operations.
 Fees and other expenses incurred by Eight A to the General Partner or its affiliates for the years ended December 31, 2005, 2004 and 2003 respectively, were as follows:

	Years Ended December 31,

	2005	2004	2003

Acquisition fees (1)	$181,200	$-	$-
Management fees (2)	508,938	538,159	737,943
Administrative expense reimbursements (2)	355,541	301,704	292,117

	$1,045,679	$839,863	$1,030,060

(1)	Amount included in other assets and amortized over the life of the related asset.
(2)	Charged directly to operations. Limited Partners may obtain a summary of such expenses upon request.
Conclusion
Your participation in Eight A is greatly appreciated and we look forward to sharing future successes.
Sincerely,
ICON Capital Corp., General Partner

Beaufort J.B. Clarke Chairman and CEO	Paul B. Weiss President

Forward-Looking Information - Certain statements within this document may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, or the PSLRA. These statements are being made pursuant to PSLRA, with the intention of obtaining the benefits of the “safe harbor” provisions of the PSLRA, and, other than as required by law, we assume no obligation to update or supplement such statements. Forward-looking statements are those that do not relate solely to historical fact. They include, but are not limited to, any statement that may predict, forecast, indicate or imply future results, performance, achievements or events. You can identify these statements by the use of words such as “may,” “will,” “could,” “anticipate,” “believe,” “estimate,” “expects,” “intend,” “predict” or “project” and variations of these words or comparable words or phrases of similar meaning. These forward-looking statements reflect our current beliefs and expectations with respect to future events and are based on assumptions and are subject to risks and uncertainties and other factors outside of our control that may cause actual results to differ materially from those projected.

ICON is committed to protecting the privacy of its investors in compliance with all applicable laws. Please be advised that, unless required by a regulatory authority such as the NASD or ordered by a court of competent jurisdiction, ICON will not share any of your personally identifiable information with any third party.